Exhibit 1.1

DUKE REALTY CORPORATION

(an Indiana corporation)

DUKE REALTY LIMITED PARTNERSHIP

(an Indiana limited partnership)

$600,000,000

Shares of Common Stock

(par value $0.01 per share)

EQUITY DISTRIBUTION AGREEMENT

February 18, 2022

BTIG, LLC

65 East 55th Street

New York, NY 10022

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Regions Securities LLC

615 South College Street

Charlotte, North Carolina 28202

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Truist Securities, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

As Agents

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Regions Securities LLC

615 South College Street

Charlotte, North Carolina 28202

The Bank of Nova Scotia

44 King Street West

Toronto, Ontario, Canada M5H 1H1

Truist Bank

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Wells Fargo Bank, National Association

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

As Forward Purchasers

Ladies and Gentlemen:

Each of Duke Realty Corporation, an Indiana corporation (the “Company”), and Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), confirms its agreement with (i) each of BTIG, LLC (“BTIG”), Jefferies LLC (“Jefferies”), Regions Securities LLC (“Regions”), Scotia Capital (USA) Inc. (“Scotia”), Truist Securities, Inc. (“Truist”) and Wells Fargo Securities, LLC (“Wells Fargo”) (each, an “Agent,” and collectively, the “Agents”) and (ii) each of Jefferies, Regions, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association (each, a “Forward Purchaser”, and collectively, the “Forward Purchasers”), in each case on the terms set forth in this Equity Distribution Agreement (this “Agreement”) and any Terms Agreement (as defined below), if applicable. For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares (as defined below) are offered or sold through any Agent acting as forward seller for the respective Forward Purchaser, then such Agent, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to an Agent acting as sales agent shall also be deemed to apply to an Agent when acting as forward seller, mutatis mutandis, except that BTIG is not acting as forward seller. Unless the context requires otherwise, references herein to the “relevant” or “applicable” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as a Forward Purchaser or, if applicable, such Agent acting as a Forward Purchaser.

SECTION 1. Description of Shares. The Company proposes to (i) issue and sell through or to the Agents, as sales agents and/or principals, shares (the “Primary Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) instruct any Agent, acting as forward seller, to offer and sell borrowed shares of Common Stock (any such shares, the “Forward Hedge Shares,” and, together with the Primary Shares, the “Shares”), in each case on terms set forth in this Agreement, any Forward Contract (as defined below) and any Terms Agreement. The aggregate gross sales price of Shares that may be sold pursuant to this Agreement and any Terms Agreement shall not exceed $600,000,000 (the “Maximum Amount”). The Company agrees that whenever it determines to sell the Shares directly to an Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to that Agent and the Company, relating to such sale in accordance with Section 3 of this Agreement.

The Company may also enter into one or more forward stock purchase transactions (each, a “Forward”) with any of the Forward Purchasers as set forth in separate master forward sale confirmations, each substantially in the form of Exhibit B hereto (each, a “Master Confirmation,” and collectively, the “Master Confirmations”) together with supplemental confirmations for each Forward, each substantially in the form of the supplemental confirmation included as an annex to Exhibit B (each, a “Supplemental Confirmation,” and, together with the Master Confirmation in respect of each Forward, a “Forward Contract”). In connection therewith, the Company and each Agent understand that such Agent or an affiliate thereof will attempt to borrow and then offer and sell, as forward seller on behalf of the applicable Forward Purchaser, the applicable Forward Hedge Shares for sale on the terms and conditions stated herein. Any Common Stock to be delivered by the Company to any Forward Purchaser in settlement of all or any portion of the Company’s obligations under any Forward Contract are hereinafter sometimes called “Confirmation Shares.”

SECTION 2. Representations and Warranties of the Company. The Company and the Operating Partnership, jointly and severally, represent and warrant to and agree with the Agents and the Forward Purchasers that:

(a) An “automatic shelf registration statement” (the “registration statement”) as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Act”), on Form S-3ASR (currently File No. 333- 255633, but including any replacement thereof that is filed upon the expiration of such automatic shelf registration statement) in respect of the Shares, including a form of prospectus, has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”). The registration statement contains certain information concerning the offering and sale of the Common Stock, including the Shares, and contains additional information concerning the Company and its business; the Commission has not issued an order preventing or suspending the use of the Basic Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein means, collectively, the various parts of the registration statement, each as amended at the date of effectiveness for such part under the Act, as well as any new registration statement, post-effective amendment or new automatic shelf registration statement as may have been filed pursuant to Sections 4(f) or (g) of this Agreement, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B under the Act, to be part of the registration statement at such date of effectiveness. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. Notwithstanding the foregoing, if any revised basic prospectus, prospectus supplement or prospectus shall be provided to the Agents by the Company for use in connection with the offering and sale of the Shares which differs from the Basic Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised basic prospectus, prospectus supplement or prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Act), the terms “Basic Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised basic prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Agents for such use. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto and any other “issuer free writing prospectus” (as defined in Rule 433 of the Act) that the Company and the Agents shall agree from time to time is a Permitted Free Writing Prospectus. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

(b) The Registration Statement complied, in all material respects, when it became effective, complies, in all material respects, as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Agents pursuant to Rule 430(B)(f)(2) of the Act, at each Settlement Date (as defined in Section 3(a)(vi) hereof), and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3ASR in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the

Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Basic Prospectus complied or will comply, in all material respects, at the time it was or will be filed with the Commission, complies, in all material respects, as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of the Basic Prospectus and the date the Basic Prospectus was filed with the Commission and ends on each Settlement Date did or will the Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, either alone or together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus will comply, as of its date, as of each Time of Sale and Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects with the requirements of the Act; at no time during the period that begins on the date of each Permitted Free Writing Prospectus and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of any Shares did or will such Permitted Free Writing Prospectus include any information that conflicted or will conflict with any information contained in the Registration Statement, the Prospectus or any Incorporated Document or include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus, the Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Agents expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 7 of this Agreement), the Company and the Agents agree that the only information furnished or to be furnished by or on behalf of the Agents expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement to any of the foregoing is the names of the Agents.

(c) (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, and (iv) at the date hereof, the Company is and will be a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(d) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or used any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or use any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement, and any Permitted Free Writing Prospectuses, including electronic road shows furnished to the Agent before first use; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that any such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Agents, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Agents are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in

Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby are “issuer free writing prospectuses” as defined in Rule 433 of the Act.

(e) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the consolidated balance sheet as of December 31, 2021 or, as of the Company’s then most recently completed quarter or fiscal year, the Company has an authorized and outstanding capitalization as set forth in the Company’s quarterly report on Form 10-Q or the Company’s annual report on Form 10-K, as applicable, at the indicated date, and there has been no material change in such information since December 31, 2021 or the Company’s then most recently completed quarter or fiscal year, as applicable, other than as disclosed in a document or report filed with the Commission and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws in all material respects and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Primary Shares are, and any Confirmation Shares will upon delivery by the Company to the applicable Forward Purchaser be, duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”).

(f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Indiana, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein.

(g) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business prospects of the Company and the Subsidiaries (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of shares of Common Stock from the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”).

(h) Except as set forth in the Registration Statement, the Company indirectly or directly owns all of the issued and outstanding capital stock or other equity interests of each of its subsidiaries as defined in Rule 12b-2 of the Exchange Act (each a “Subsidiary” and collectively the “Subsidiaries”) other than the Subsidiaries that own properties (the “Property Partnerships”), Duke Realty Services Limited Partnership, Duke Realty Services Limited Liability Company and Duke Construction Limited Partnership; other than the capital stock or other equity interests of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity except for interests in unconsolidated joint ventures or such interests as, in the aggregate, are not material to the condition, financial or otherwise, or the earnings, assets, business, affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Property Partnerships; complete and correct copies of the organizational documents of the Company, the Operating Partnership, Duke Acquisition, Inc., Duke Realty Construction, Inc. and Duke Construction Limited Partnership and all amendments thereto have been delivered to the Agents; each Subsidiary has been duly formed and is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, with full requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any; each Subsidiary is duly qualified to do business as a foreign corporation, partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or equity interests, as the case may be, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and other than the Property Partnerships, Duke Realty Services Limited Partnership and Duke Construction Limited Partnership, are owned by the Company or the Subsidiaries, in each case free and clear of any security interest, mortgage pledge, lien or other encumbrance or adverse claims; the Company is the sole general partner and a 1% owner of Duke Realty Services Limited Partnership, and the Operating Partnership is the sole limited partner and 99% owner of Duke Realty Services Limited Partnership; Duke Business Centers Corporation, a wholly-owned subsidiary of Duke Realty Construction, Inc. is the sole general partner and a 1% owner of Duke Construction Limited Partnership; the 99% limited partnership interest of Duke Construction Limited Partnership is owned by Duke Realty Construction, Inc., an Indiana corporation which is wholly owned by the Operating Partnership; except for transactions described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any transactions in connection with the redemption of partnership interests in the Operating Partnership (“Units”), dividend reinvestment plans, stock option, and other employee benefit plans, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Company or any of the Subsidiaries are outstanding; and the Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act, other than the Operating Partnership, Duke Acquisition, Inc., Duke Realty Construction, Inc. and Duke Construction Limited Partnership.

(i) The Shares have been duly and validly authorized by the Company and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter (other than the transfer restrictions set forth in Article X of the Company’s charter) or bylaws or any agreement or other instrument to which the Company is a party. The maximum number of Confirmation Shares that may be issued under any Forward Contract has been duly and validly authorized by the Company and reserved for issuance and sale pursuant to this Agreement and the relevant Forward Contract and, when issued and delivered against payment therefor, as provided, pursuant to this Agreement and the relevant Forward Contract will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; and any Confirmation Shares when issued and delivered against payment therefor as provided herein and in the relevant Forward Contract, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter (other than the transfer restrictions set forth in Article X of the Company’s charter) or bylaws or any agreement or other instrument to which the Company is a party.

(j) The capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; and the certificates for the Shares, if any, are in due and proper form.

(k) Except as would not, individually or in the aggregate, have a Material Adverse Effect, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized, no later than the date on which the grant of such Stock Option was by its terms to be effective, by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) by the necessary number of votes or written consents, (ii) each such grant was made in accordance with the terms of the Company Stock Plan under which it was granted, and (iii) each such grant was properly accounted for in accordance with generally accepted accounting principles in the financial statements (including the related notes) of the Company and the Operating Partnership and disclosed in the Company’s and the Operating Partnership’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or any of the Subsidiaries or their results of operations or prospects.

(l) Each of the Company and the Operating Partnership has full requisite power and authority to enter into this Agreement and each Master Confirmation. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. This Agreement constitutes a valid and binding agreement of the Company and the Operating Partnership and is enforceable against the Company and the Operating Partnership in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. Each Master Confirmation has been, and each Supplemental Confirmation thereunder will have been, duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company and will be enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.

(m) Neither the Company nor any of the Subsidiaries is in breach or violation of, or in default, under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter, bylaws, certification of limited partnership, partnership agreement, certificate of limited liability company or limited liability company agreement (or equivalent operating document), or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any decree, judgment or order applicable to it or any of its assets or properties, except, with respect to clauses (B), (C) and (D) only, for breaches or violations of, or defaults under, that would not have a Material Adverse Effect.

(n) The execution and delivery by the Company of, and performance of its obligations under, this Agreement and any Forward Contract, the issuance and sale of the Primary Shares and the consummation of the transactions contemplated hereby and by any Forward Contract will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any real property owned, directly or indirectly, by the Company or any of the Subsidiaries (the “Property”) or assets of the Company or any Subsidiary pursuant to) (A) the charter, bylaws, certificate of limited partnership, partnership agreement, certificate of limited liability company or limited liability company agreement (or equivalent operating document), as the case may be, of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of material indebtedness, or any material license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties or assets.

(o) No authorization, approval, consent or order of or filing with any court or governmental or regulatory commission, board, body, authority or agency, or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Primary Shares or the consummation by the Company of the transactions contemplated by this Agreement and any Forward Contract, other than (i) registration of the Shares under the Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agent, (iii) approval of listing of the shares on the NYSE, or (iv) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(p) Except as described in the Registration Statement and the Prospectus, (i) no person (other than persons who hold Units or received stock options under the Company’s equity compensation plans) has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, and (iii) no person (other than persons who received Units exchangeable for shares of Common Stock) has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

(q) Each of the Company and the Subsidiaries possesses such licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, or proposed to be conducted by them, the absence of which would have a Material Adverse Effect; and neither the Company nor the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(r) There is no action, suit or proceeding before or by any court or governmental agency, regulatory commission, board, body or authority, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened against or affecting any entity belonging to the Company or any of the Subsidiaries, any of their properties or assets or any of their respective officers or directors, which is material to the Company and the Subsidiaries as a whole and is required to be disclosed in the Registration Statement, Prospectus or any Permitted Free Writing Prospectus (other than as disclosed therein), or that, if determined adversely to the Company or any of the Subsidiaries or any of their properties or assets, or any of their respective officers or directors, will or could reasonably be expected to result in any Material Adverse Effect, or which might materially and adversely affect the properties or assets of the Company and the Subsidiaries or which might materially and adversely affect the consummation of this Agreement or the transactions contemplated herein. Other than as disclosed in the Registration Statement or Prospectus, there are no pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or of which they or any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, that are, considered in the aggregate, material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and the Subsidiaries as a whole. There are no contracts or documents of the Company or the Subsidiaries which are required to be filed as exhibits to the Registration Statement by the Act or the Rules and Regulations which have not been so filed.

(s) KPMG LLP, the accounting firm that audited the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement, and the Prospectus, are independent public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board.

(t) The financial statements included in, or incorporated by reference into, the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the respective entity or entities presented therein at the respective dates indicated and the consolidated results of their operations for the respective periods specified. Except as otherwise stated in the Registration

Statement, the Prospectus or any Permitted Free Writing Prospectus, said financial statements have been prepared in compliance with the applicable requirements of the Act and the Exchange Act and in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus present fairly the information required to be stated therein. The other financial and statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the respective entities presented therein. Pro forma financial information included in or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus has been prepared in accordance with the applicable requirements of the Act and the Exchange Act and includes all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference as required; and all disclosures contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(u) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has not been, except as otherwise stated therein, (i) any material adverse change, in the condition, financial or otherwise, or the earnings, assets or business prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any casualty, loss, condemnation or other adverse event with respect to any Property, which is material to the Company and the Subsidiaries as a whole, (iii) any transaction or acquisition entered into by the Company or the Subsidiaries, other than those arising in the ordinary course of business, which is material to the Company and the Subsidiaries taken as a whole, (iv) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (v) with the exception of transactions in connection with stock options, employee benefit plans and dividend reinvestment plans, the issuance of shares of Common Stock upon the exchange of Units and the issuance of Units in connection with the acquisition of real or personal property, any material change in the capital stock or other equity interests of the Company or any Subsidiaries or (vi) except for quarterly dividends on the Common Stock, any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interests of the Company or any Subsidiary.

(v) Neither the Company nor any Subsidiary is, or after giving effect to the application of proceeds from the sale of Primary Shares as described in the Prospectus and any proceeds received pursuant to any Forward Contract on any settlement date pursuant to such Forward Contract, in each case as described in the Prospectus, will be, required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

(w) At all times since February 13, 1986, the Company has been, and upon the sale of the Shares and any Confirmation Shares from time to time as contemplated by this Agreement and any Forward Contract, the Company will continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

(x) (A) The Company and the Property Partnerships have good and marketable title to all material items of Property (and improvements thereon), leasehold interests and general and limited partnership or limited liability company interests owned by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as are (i) described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (ii) referred to in the title policies of such Properties, (iii) serving as security for loans described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, or (iv) nonmaterial to the Company and the Subsidiaries taken as a whole; (B) all material contracts of the Operating Partnership and any subsidiary to provide leasing, property management and construction management services, general contractor services for third parties, and real estate development, construction and miscellaneous tenant services businesses (the “Related Businesses”), are enforceable by and in the name of the Operating Partnership or the applicable subsidiary, as the case may be; (C) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties or Related Businesses and the assets of the entities comprising the Company and the Subsidiaries which are required to be disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are disclosed therein; (D) neither the Company nor any of the Subsidiaries or, to the knowledge of the Company or the Operating Partnership, any tenant of any of the Properties is in default under any of the ground leases (as lessee) or space leases (as lessor) relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, such Properties, and neither the Company nor any of the Subsidiaries knows of any event, which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, other than such defaults that would not have a Material Adverse Effect; (E) no tenant under any of the leases, pursuant to which the Company or any of the Subsidiaries, as lessor, leases its property, has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would have a Material Adverse Effect; (F) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect; and (G) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any Properties, except such proceedings or actions that would not have a Material Adverse Effect.

(y) Neither the Company nor any Subsidiary is required to own or possess any trademarks, service marks, trade names or copyrights not now lawfully owned, possessed or licensed in order to conduct the business now operated by such entity, the absence of which would have a Material Adverse Effect.

(z) No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is imminent; and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to have a Material Adverse Effect.

(aa) Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect, each of the following is true and correct (taking into account the effects of any operation and maintenance, remediation, clean-up or similar plans that have been entered into in accordance with any applicable Environmental Laws):

(i) To the best knowledge of, respectively, the Company or the Operating Partnership, the Projects of such entity and its Subsidiaries do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws. In making this statement, the Company and the Operating Partnership are assuming (except to the extent that either of them has actual knowledge to the contrary) that any Person handling any Materials of Environmental Concern at any Project will do so in a reasonable manner and in accordance with all legal requirements.

(ii) To the best knowledge of such entity, the Projects of such entity and its Subsidiaries and all operations at the Projects are in compliance, and have in the last two years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Projects of such entity and its Subsidiaries, or violation of any Environmental Law with respect to the Projects of such entity and its Subsidiaries.

(iii) Neither it nor any of its Subsidiaries has received from any Governmental Authority any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects, nor does it have knowledge or reason to believe that any such notice will be received or is being threatened, nor has any proceeding been brought or complaint filed by any party alleging any such violation, non-compliance, liability or potential liability.

(iv) To the best knowledge of such entity, Materials of Environmental Concern have not been transported or disposed of from the Projects of such entity and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects of such entity and its Subsidiaries in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws.

(v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of such entity, threatened, under any Environmental Law to which such entity or any of its Subsidiaries is or will be named as a party with respect to the Projects of such entity and its Subsidiaries, nor to the Company’s knowledge are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Projects of such entity and its Subsidiaries.

(vi) To the best knowledge of such entity, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of such entity and its Subsidiaries, or arising from or related to the operations of such entity and its Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

As used herein “Environmental Laws” shall mean any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the Company, the Operating Partnership or any Subsidiary or any of their respective assets or Projects; “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank); “Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation; and “Project” shall mean any real estate asset owned or operated by the Operating Partnership or any Subsidiary and operated or intended to be operated as an office, medical office, industrial or retail property.

(bb) Each of the Company and the Subsidiaries has obtained title insurance on all of the properties owned by each of them in an amount at least equal to (A) the cost to acquire land and improvements in the case of an acquisition of improved property or (B) the cost to acquire land in the case of an acquisition of unimproved property, except as described in the Registration Statement and the Prospectus or except, in each case, where the failure to maintain such title insurance would not reasonably be expected to have a Material Adverse Effect, and in each case such title insurance is in full force and effect.

(cc) Each of the Company and the Operating Partnership has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which failure to do so would not result in a Material Adverse Effect.

(dd) Each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and none of the Company or any of the Subsidiaries has any reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(ee) Except as disclosed in the Registration Statement, Prospectus or any Permitted Free Writing Prospectus, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the knowledge of the Company or the Operating Partnership, any other party to any such contract or agreement.

(ff) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(gg) The assets of the Company do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

(hh) Each of the Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, based on each of the Company’s and the Operating Partnership’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, there are no material weaknesses in the Company’s or the Operating Partnership’s internal controls.

(ii) Each of the Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Each of the Company and the Subsidiaries has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(jj) Neither the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, partner, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment, benefit, or anything of value, to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and the laws and regulations thereunder (the “OECD Convention”) or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA, the OECD Convention or any other applicable anti-bribery or anti-corruption law or the rules and regulations thereunder.

(kk) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company based on reasonable inquiry, any employee, agent or affiliate of the Company or any of its subsidiaries is currently the subject of any U.S. economic or financial sanctions administered or enforced by the U.S. Government (including the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State and including the designation as a “specially designated national” or a “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s

Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Crimea, Cuba, Iran, North Korea, Syria or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as sales agent, forward purchaser, forward seller, underwriter, advisor, investor or otherwise) of Sanctions. For the past three years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions.

(mm) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

(nn) The issuance and sale of the Primary Shares and the issuance and delivery of any Confirmation Shares as contemplated hereby and by each Forward Contract will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company from the Company.

(oo) The Company is in compliance with the rules of the NYSE, including, without limitation, the requirements for continued listing of the Common Stock on the NYSE and the Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE.

(pp) Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement and any Master Confirmation or the consummation of the transactions contemplated hereby, by any Forward Contract or by the Registration Statement.

(qq) Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(rr) To the knowledge of the Company or the Operating Partnership, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

(ss) The interactive data in extensible Business Reporting Language that have been filed with the Commission in connection with the documents incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(tt) Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (A) to the knowledge of the Company or the Operating Partnership, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware or software storing “personal data” or “personally identifiable information,” as such terms are defined under applicable law (including such data and information of their respective customers or employees maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by service providers on behalf of the Company and its Subsidiaries) (collectively, “IT Systems and Data”), (B) neither the Company nor its Subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except, in the case of clauses (A) and (B) only, as would not result in a Material Adverse Effect. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Agents and the Forward Purchasers or counsel for the Agents and the Forward Purchasers in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Agents and the Forward Purchasers.

SECTION 3. Sale and Delivery of Securities.

(a) (i) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Primary Shares to or through the Agents, acting as sales agents on behalf of the Company and/or acting as principal, and each Agent agrees to use its commercially reasonable efforts to sell such Primary Shares from time to time. Sales of the Shares, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Markets, or the NYSE Euronext, whichever is at the time the principal trading exchange or market for the Common Stock, in negotiated transactions or in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Act, including sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(ii) In addition, subject to the terms and conditions set forth herein and provided that the Company has entered into a Forward Contract with a Forward Purchaser with respect to a relevant Forward, the Company may, in consultation with the Forward Purchaser and the applicable Agent, instruct such Agent, acting as forward seller on behalf of such Forward Purchaser, to offer and sell the Forward Hedge Shares borrowed from third parties to hedge such Forward Purchaser’s exposure under the Forward, as contemplated by the relevant Forward Instruction Notice (as defined in Section 3(b) hereof).

(b) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company, the relevant Agent and the related Forward Purchaser, if applicable, on any day that (A) is a trading day for the NYSE (a “Trading Day”), (B) the Company has instructed such Agent by telephone (confirmed promptly by electronic mail or other method mutually agreed to by the parties) from any of the individuals listed as an authorized representative of the Company on Schedule B hereto (the “Authorized Company Representatives”) to make such sales, and (C) the Company has satisfied its obligations under Section 6 of this Agreement. On any Trading Day, the Company will designate the maximum amount of Primary Shares to be sold by the Agent effecting the sales on that day, as agreed to by such Agent, and notified to the Agents in writing, and the minimum price per share at which such Primary Shares may be sold. The Company may, in consultation with the relevant Forward Purchaser and the applicable Agent, instruct such Agent, acting as forward seller on behalf of such Forward Purchaser, to offer and sell the Forward Hedge Shares borrowed from third parties to establish a commercially reasonable hedge of such Forward Purchaser’s exposure under the Forward, consistent with the instruction substantially in the form of Exhibit C hereto (or such other form as the Company, such Agent and the related Forward Purchaser shall agree) (the “Forward Instruction Notice”). Such Forward Instruction Notice shall specify the Forward Hedge Selling Period (as defined below), the number of Forward Hedge Shares to be sold by such Agent over the Forward Hedge Selling Period (the “Designated Forward Hedge Shares”) or the maximum aggregate gross sales price of the Forward Hedge Shares to be sold by such Agent over the Forward Hedge Selling Period (the “Aggregate Maximum Forward Hedge Amount”), the minimum price per share at which Forward Hedge Shares may be sold (the “Minimum Share Price”), the commission rate such Agent is to receive for selling such Forward Hedge Shares (the “Forward Seller Commission Rate”), the Spread, the time period for any Additional Adjustment, the Initial Stock Loan Fee, the Maximum Stock Loan Fee, the Maturity Date, the Forward Price Reduction Dates, the corresponding Forward Price Reduction Amounts (as each such term is defined in the relevant Forward Contract) and any other desired terms for the relevant Forward Contract. Such Agent and/or such Forward Purchaser shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such Forward Instruction Notice was delivered, choose to (A) accept the terms proposed in such

Forward Instruction Notice, (B) decline to participate in the proposed Forward or (C) propose amended terms upon which to participate in the proposed Forward; provided, however, that in the case of clause (C), the Company may accept or reject such amended terms in its sole discretion no later than on the Trading Day following the Trading Day on which such Agent and/or such Forward Purchaser proposed amended terms and, if no response is delivered on such date, the amended terms shall be deemed rejected. Promptly upon the acceptance of a Forward Instruction Notice (or its amended terms and in any event prior to the opening of trading on the immediately following Trading Day), the Company and the Forward Purchaser shall enter into a Supplemental Confirmation in respect of the particular Forward, substantially in the form of Exhibit B hereto and consistent with such Forward Instruction Notice.

“Forward Hedge Selling Period” means the period of such number of consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Forward Instruction Notice), beginning on the date specified in such Forward Instruction Notice or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the applicable Agent, acting as forward seller on behalf of the applicable Forward Purchaser, shall have completed the sale of Forward Hedge Shares in connection with the applicable Forward; provided, however, that if, prior to the scheduled end of any Forward Hedge Selling Period any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the relevant Master Confirmation) under, and pursuant to the provisions of Section 7(g) of the relevant Master Confirmation, then the Forward Hedge Selling Period shall, upon the designation of such Termination Settlement Date by such Forward Purchaser, immediately terminate as provided in the relevant Master Confirmation; and provided, further, that any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement.

(c) Subject to the terms and conditions hereof, each Agent shall use its commercially reasonable efforts to offer and sell all of the Shares designated to be sold by such Agent on any day; provided, however, that no Agent shall have any obligation to offer or sell any Shares, and the Company acknowledges and agrees that the Agents shall have no such obligation, in the event an offer or sale of the Shares on behalf of the Company may, in the judgment of such Agent, constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or such Agent reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such ordinary brokers’ transactions are hereinafter referred to as “At the Market Offerings”).

(d) Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and no Agent as sales agent shall be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time or (ii) in a number or with an aggregate gross sales price, together with all sales of Shares under this Agreement, in excess of the Maximum Amount or the number or gross sales price, as the case may be, of Shares authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the NYSE, and in each case notified to the Agents and the Forward Purchasers in writing. In addition, the Company, through any of the Authorized Company Representatives, may instruct the Agent through whom the sale of Shares is to be effected on that day, by telephone (confirmed promptly by electronic mail or other method mutually agreed to by the parties), not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or the Agent, may, upon notice to the other parties hereto by telephone (confirmed promptly by electronic mail or other method mutually agreed to by the parties), suspend the offering of the Shares; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold (i) hereunder or (ii) pursuant to any accepted Forward Instruction Notice, in each case prior to the giving of such notice. Further, the Company agrees that (i) on any Trading Day, the Company shall sell Primary Shares through only one of the Agents, but in no event through more than one, and the Company shall give at least one business day prior written notice by facsimile, email or other method mutually agreed to by the parties to such Agent to notify it of any change of the Agent through whom the sale of Primary Shares will be effected; (ii) it shall in no event request that more than one Agent sell Shares on the same day; and (iii) it shall in no event request that an Agent offer and sell Shares (whether acting as sales agent or forward seller) during any Unwind Period (as defined in the applicable Master Confirmation). For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or the Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which any of BTIG, Jefferies, Regions, Scotia, Truist and Wells Fargo is acting for the Company in a capacity other than as Agent under this Agreement.

(e) Each of the Agents hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3, other than (A) by means of At the Market Offerings, (B) as agents for Forward Purchasers and (C) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agents.

(f) The compensation to the Agents, as agent of the Company, for sales of the Primary Shares shall be up to 2.0% of the gross sales price of the Primary Shares sold pursuant to this Agreement. The compensation payable to any Agent for sales of Forward Hedge Shares with respect to which such Agent acts as forward seller shall be reflected in a reduction not to exceed the Forward Seller Commission Rate for the applicable Forward Contract, which shall not exceed 2.0%, multiplied by the Volume-Weighted Hedge Price (as defined in the relevant Forward Contract) (the “Forward Seller Commission”). The gross sales price of any Shares sold (the “Gross Proceeds”) pursuant to this Agreement by an Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by such Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices. The remaining proceeds, after deducting the Agents’ compensation, including the Forward Seller Commission, as applicable, and further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Company or the Forward Purchaser for such Shares (the “Net Proceeds”).

(g) The Agent through whom sales are effected shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 3 setting forth the aggregate amount of the Shares sold on such day, the aggregate Gross Proceeds to the Company or the related Forward Purchaser, the aggregate Net Proceeds to the Company or the related Forward Purchaser, the Initial Forward Price as of such day under any Master Confirmation pursuant to which any Forward Hedge Shares were sold on such day, and the aggregate compensation, including the Forward Seller Commission, as applicable, payable by the Company or the related Forward Purchaser to the Agent with respect to such sales.

(h) Settlement for sales of the Shares pursuant to this Section 3 will occur on the second Trading Day following the date on which such sales are made (provided that, if such second Trading Day is not a business day (as defined below), then settlement will occur on the next succeeding Trading Day that is also a business day), unless another date shall be agreed upon by the Company or the related Forward Purchaser and the Agent selling such Shares (each such date, a “Settlement Date”). As used in the preceding sentence and in Section 7 below, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be issued and delivered by the Company, in the case of Primary Shares, or delivered by the related Forward Purchaser, in the case of Forward Hedge Shares, to such Agent against payment of (i) the Net Proceeds or (ii) the Gross Proceeds from the sale of such Shares. In the event that the Agent delivers the Gross Proceeds to the Company or a Forward Purchaser at a Settlement Date, the Agents’ compensation shall be set forth and invoiced in a periodic statement from the Agent to the Company or the related Forward Purchaser and payment of such amounts shall be made promptly by the Company or the related Forward Purchaser after its receipt thereof. Settlement for all Shares shall be effected by free delivery of the Shares by the Company or its transfer agent (in the case of Primary Shares or Confirmation Shares) or the related Forward Purchaser (in the case of Forward Hedge Shares) to the applicable Agent’s account, or to the account of the Agent’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties, which in all cases shall be freely tradable, transferable, registered shares eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Company or the related Forward Purchaser. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Primary Shares on any Settlement Date, the Company shall (A) indemnify and hold the Agent selling such Shares harmless against any loss, claim or damage (including reasonable legal fees and expenses) arising from or as a result of such default by the Company, and (B) pay such Agent any commission, discount or other compensation to which it would otherwise be entitled absent such default. The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Primary Shares through DWAC for purposes of this Section 3(h).

(i) At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(q) hereof), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of an Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company or the related Forward Purchaser shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(j) If the Company wishes to issue and sell Primary Shares other than through an Agent acting as sales agent (each, a “Placement”), it will notify the Agents of the proposed terms of such Placement. If an Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, such Agent and the Company will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(k) Under no circumstances shall the number or aggregate Gross Proceeds of Shares sold under this Agreement or any Terms Agreement exceed the lesser of (i) the Maximum Amount, (ii) the amount available for offer and sale under the currently effective Registration Statement, and (iii) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s Board of Directors, or a duly authorized committee thereof, and notified to the Agents and the Forward Purchasers in writing. Under no circumstances shall the Company cause or request the offer or sale of (x) any Primary Shares at a price lower than the minimum price authorized from time to time by the Company’s Board of Directors or a duly authorized committee thereof, and notified to the Agents in writing and (y) any Forward Hedge Shares with respect to which any Agent acts as forward seller on behalf of the applicable Forward Purchaser be sold at a price lower than the Minimum Share Price.

(l) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party, and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to any Master Confirmation executed and delivered by the Company and the relevant Forward Purchaser prior to the giving of such notice.

(m) Each sale of the Shares to or through the Agents shall be made in accordance with the terms of this Agreement and, if applicable, any Forward Contract and any Terms Agreement.

(n) Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein and as may be mutually agreed upon by the Company and the Agents, offers and sales of Shares pursuant to this Agreement shall not be requested by the Company and need not be made by the Agents (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(o) below, during the period commencing on the 10th business day prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a quarterly report on Form 10-Q or an annual report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(o) If the Company wishes to offer, sell or deliver Primary Shares or to have an Agent sell Forward Hedge Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agents and the Forward Purchasers (with a copy to counsel for the Agents and the Forward Purchasers) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, and obtain the consent of the Agents and the Forward Purchasers to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agents and the Forward Purchasers with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Section 4 hereof, (iii) afford the Agents and the Forward Purchasers the opportunity to conduct a due diligence review in accordance with Section 4(w) hereof, and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 3(n) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (i) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 3(o) shall not relieve the Company from any of its obligations under this Agreement with respect to any quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 4 hereof, and (ii) this Section 3(o) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 3(n), which shall have independent application.

(p) In connection with entering into any Forward Contract, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to its Common Stock. For purposes of the foregoing, “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

(q) Notwithstanding anything herein to the contrary, in the event that the Forward Purchaser determines in good faith and in a commercially reasonable manner that either of the following has occurred: (i) the applicable Forward Purchaser or its affiliate is unable to borrow and deliver a number of Shares equal to the Designated Forward Hedge Shares or, (ii) in the applicable Forward Purchaser’s commercially reasonable judgment, either it is impracticable to do so or the applicable Forward Purchaser or its affiliate would incur a stock loan cost of more than a rate equal to the Initial Stock Loan Fee specified in the applicable Forward Instruction Notice, then the related Agent, as forward seller, shall be required to offer and sell on behalf of the related Forward Purchaser only the aggregate number of Forward Hedge Shares that such Forward Purchaser or its affiliate is able to so borrow below such cost.

(r) The Company acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling the Shares, (ii) each Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, (iii) each Forward Purchaser will incur no liability to the Company, the forward seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares, and (iv) each Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by such Agent and the Company. Notwithstanding anything to the contrary herein, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a forward seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices and applicable regulations to sell such Shares) shall be subject in all respects to Section 3(q) above.

SECTION 4. Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, agree with the Agents and the Forward Purchasers:

(a) To notify the Agents and the Forward Purchasers promptly of the time on or after the date of this Agreement when the Registration Statement or any amendment to the Registration Statement has been filed or become effective or when the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any supplement to any of the foregoing has been filed; to prepare and file with the Commission, promptly upon the Agents’ and the Forward Purchasers’ request, any amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus that, in the Agents’ and the Forward Purchasers’ reasonable opinion, may be necessary or advisable in connection with the offering of the Shares by the Agents; and to cause the Basic Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act (without reliance on Rule 424(b)(8)) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed; to furnish to the Agents and the Forward Purchasers a copy of each Permitted Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any Permitted Free Writing Prospectus to which the Agents and the Forward Purchasers reasonably object; to cause each Permitted Free Writing Prospectus to be filed with the Commission as required by Rule 433 of the Act (to the extent such filing is required by such rule) and to retain copies of each Permitted Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433 of the Act.

(b) To promptly advise the Agents and the Forward Purchasers, confirming such advice in writing, of any suspension of the Agents’ obligations under Rule 15c2-8 under the Exchange Act or any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus (in each case including, without limitation, any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement or the institution of proceedings under Section 8A of the Act and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or otherwise ordering the Company to cease and desist from sales of the Shares, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Agents and the Forward Purchasers of any proposal to amend or supplement the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus (other than any amendment or supplement to be effected by the Company’s filing of a report, document or proxy or information statement pursuant to Sections 13, 14 or 15(d) of the Exchange Act, which shall be subject to the provisions of clause (ii) of Section 4(d) below), and to provide the Agents and the Forward Purchasers and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing.

(c) To make available to the Agents and the Forward Purchasers, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Agents and the Forward Purchasers, as many copies of the Prospectus and each Permitted Free Writing Prospectus (or of the Prospectus or any Permitted Free Writing Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Agents may request for the purposes contemplated by the Act; in case the Agents are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(d) To file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, and to provide the Agents and the Forward Purchasers, for their review and comment, with a copy of any reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act a reasonable amount of time prior to any proposed filing.

(e) To pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act.

(f) If the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Agents and the Forward Purchasers, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

(g) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Agents, the Company will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agents and the Forward Purchasers. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents and the Forward Purchasers, and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(h) To promptly notify the Agents and the Forward Purchasers of the happening of any event that could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Company’s expense, to the Agents and the Forward Purchasers promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change; and to promptly notify the Agents and the Forward Purchasers of the happening of any event that could require the making of any change in any Permitted Free Writing Prospectus so that such Permitted Free Writing Prospectus would not conflict with information contained in the Registration Statement, the Prospectus or the Incorporated Documents or so that such Permitted Free Writing Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Company’s expense, to the Agents and the Forward Purchasers promptly such amendments or supplements to such Permitted Free Writing Prospectus as may be necessary to eliminate any such conflict or reflect any such change.

(i) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents and the Forward Purchasers may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents and the Forward Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(j) To file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(k) To apply the net proceeds from the sale of the Primary Shares pursuant to the Agreement and any proceeds received pursuant to any Forward Contract on any settlement date pursuant to such Forward Contract in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(l) Upon commencement of the offering of the Shares under this Agreement, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Act of, any shares of Common Stock or any other securities of the Company that are substantially similar to the Common Stock (“Similar Securities”) or any securities convertible into or exchangeable or exercisable for Common Stock or Similar Securities (including without limitation, any options, warrants or other rights to purchase Common Stock or Similar Securities), at any time that sales of the Shares have been made but not settled or at any time the Company has outstanding with an Agent any instructions to sell Shares but such instructions have not been fulfilled or cancelled, in each case, without giving the relevant Agents and Forward Purchasers (i.e., those with such outstanding instructions or sales that have been made and not settled) prior written notice of the proposed sale, specifying the nature of the proposed sale and the date of such proposed sale, as soon as reasonably practicable prior to the proposed sale, but in no event upon less than three full Trading Days’ prior notice for proposed sales arising in connection with mergers, business acquisitions and similar business combination transactions and private placement transactions. Notwithstanding the foregoing, the Company may (i) register the offer and sale of the Shares through the Agents pursuant to this Agreement; (ii) file a registration statement on Form S-8 relating to Common Stock that may be issued pursuant to equity compensation plans described in the Company’s reports filed with the Commission under the Exchange Act; (iii) file a registration statement relating to any existing dividend reinvestment plan, including the Company’s Direct Stock Purchase and Dividend Reinvestment Plan, (iv) issue securities under the Company’s equity compensation plans described in the Company’s reports filed with the Commission under the Exchange Act; (v) issue Common Stock upon the exercise of options and Units outstanding as of the date of this Agreement and described in the Company’s reports filed with the Commission under the Exchange Act or issued after the date of this Agreement under equity compensation plans described in clause (iv) of this sentence; (vi) issue Common Stock pursuant to any existing dividend reinvestment plan, including the Company’s Direct Stock Purchase and Dividend Reinvestment Plan; (vii) issue Units in connection with any acquisition or group of related acquisitions of real properties, or interests in real properties, if the amount of such Units represents less than 1% of the issued and outstanding shares of the Company’s Common Stock on a fully diluted basis; (viii) issue Common Stock upon the exchange of any Units issued in accordance with clause (vii) of this sentence and (ix) issue Confirmation Shares in connection with any Forward Contract. In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(l), the Agents and the Forward Purchasers may suspend activity under this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Agents and the Forward Purchasers.

(m) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus or a Permitted Free Writing Prospectus.

(n) The Company will not, and will cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o) To use its reasonable best efforts to cause the Common Stock, including the Shares and any Confirmation Shares, to be listed on the NYSE and to maintain such listing.

(p) To advise the Agents and the Forward Purchasers immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agents and the Forward Purchasers pursuant to Section 6 herein.

(q) Upon commencement of the offering of the Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclause (ii) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K or a proxy statement in connection with the Company’s annual or special meeting of shareholders, unless the Agents and the Forward Purchasers shall otherwise reasonably request), or (iii) the Agents and the Forward Purchasers may reasonably request (the date of commencement of the offering of the Shares under this Agreement and each date referred to in subclauses (i), (ii) and (iii) above, each a “Representation Date”), to furnish or cause to be furnished to the Agents and the Forward Purchasers forthwith a certificate of two of the Company’s executive officers, dated and delivered the Representation Date, in form satisfactory to the Agents and the Forward Purchasers to the effect that the statements contained in the certificate referred to in Section 6(g) of this Agreement which was last furnished to the Agents are true and correct as of such Representation Date as though made at and as of such date (except that such certificate shall state that such statements shall be deemed to relate to the Registration Statement and the Prospectus and to all Permitted

Free Writing Prospectuses, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(g), modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the time of delivery of such certificate.

(r) At each Representation Date, to furnish or cause to be furnished forthwith to the Agents and the Forward Purchasers a written opinion of Alston & Bird LLP, counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Agents and the Forward Purchasers, dated and delivered as of such Representation Date, in form and substance satisfactory to the Agents and the Forward Purchasers, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the time of delivery of such opinion.

(s) At each Representation Date, Clifford Chance US LLP, counsel to the Agents and the Forward Purchasers (“Agents Counsel”), shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Agents and the Forward Purchasers.

(t) With respect to Sections 4(r) and 4(s) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the securities under this Agreement, such counsel may furnish the Agents and the Forward Purchasers with a letter to the effect that the Agents and the Forward Purchasers may rely on a prior opinion delivered under Sections 4(r) and 4(s), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(u) At each Representation Date, to furnish or cause to be furnished to the Agents and the Forward Purchasers forthwith a certificate of the Secretary of the Company, dated and delivered as of such Representation Date, in form and substance satisfactory to the Agents and the Forward Purchasers, of the same tenor as the certificate referred to in Section 6(e) of this Agreement, but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such certificate.

(v) Upon commencement of the offering of the Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and (iii) below), (ii) the Company shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, (iii) upon request by the Agents and the Forward Purchasers to the Company, there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, or (iv) the Agents and the Forward Purchasers may reasonably request, to cause the accountants, or other independent accountants satisfactory to the Agents and the Forward Purchasers, forthwith to furnish the Agents and the Forward Purchasers a letter, dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the date of such request, as the case may be, in form and substance satisfactory to the Agents and the Forward Purchasers, of the same tenor as the letter referred to in Section 6(f) of this Agreement, but modified to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the date of such letter.

(w) At each Representation Date, to conduct a due diligence session, in form and substance satisfactory to the Agents and the Forward Purchasers, which shall include representatives of the management and the accountants of the Company.

(x) To cooperate timely with any reasonable due diligence request from or review conducted by the Agents and the Forward Purchasers or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and making available documents and access to appropriate officers during regular business hours and at the Company’s principal offices, as the Agents and the Forward Purchasers may reasonably request.

(y) That the Company consents to the Agents’ and the Forward Purchasers’ trading in the Common Stock for the Agents’ and the Forward Purchasers’ own accounts and for the accounts of their clients at the same time as sales of the Shares occur pursuant to this Agreement.

(z) If, to the knowledge of the Company or the Operating Partnership, any condition set forth in Section 6(a), 6(h) or 6(i) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person, who has agreed to purchase Primary Shares from the Company as the result of an offer to purchase solicited by an Agent, the right to refuse to purchase and pay for such Primary Shares.

(aa) To disclose in its quarterly report on Form 10-Q and in its annual report on Form 10-K the number of the Primary Shares sold through or to the Agents under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Primary Shares pursuant to this Agreement during the relevant quarter.

(bb) To ensure that prior to instructing the Agents to sell Primary Shares, the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.

(cc) That each sale of Shares hereunder shall be deemed to be an affirmation to the Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such sale, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such sale, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented relating to such Shares).

(dd) The Company will use commercially reasonable efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code.

(ee) The Company agrees to reserve and keep available at all times, free of preemptive rights, out of the authorized but unissued Common Stock, one and one-half times the Initial Base Amount (as defined in each relevant Master Confirmation), subject to adjustment in any such relevant Master Confirmation and solely for the purpose of enabling the Company to satisfy its obligations under this Agreement and any Forward Contract.

SECTION 5. Payment of Expenses. (a) The Company agrees with the Agents and the Forward Purchasers to pay all of the Company’s expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and the Forward Purchasers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares offered and sold under the Registration Statement and any Confirmation Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares offered and sold under the Registration Statement and any Confirmation Shares, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Agents and the Forward Purchasers (including costs of mailing and shipment), (iv) the qualification of the Shares offered and sold under the Registration Statement and any Confirmation Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law and the preparation of any Canadian “wrapper” (including the reasonable legal fees and filing fees and other disbursements of U.S. and any Canadian or other foreign counsel for the Agents and the Forward Purchasers) and the printing and furnishing of copies of any blue sky surveys and any such Canadian “wrapper” to the Agents and the Forward Purchasers, (v) the listing of the Shares offered and sold under the Registration Statement and any Confirmation Shares on the NYSE and any other securities exchange and any registration thereof under the Exchange Act, (vi) any filing with, and any review of the public offering of the Shares by, FINRA, including the reasonable legal fees and disbursements of counsel for the Agents relating to FINRA matters, and (vii) the fees and disbursements of the Company’s counsel and of the Company’s accountants. Except as provided in paragraph (b), the Agents and the Forward Purchasers shall pay their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel for the Agents and the Forward Purchasers.

(b) If an aggregate of 1,000,000 Shares (subject to adjustments to reflect any stock split, stock dividend, reorganization, recapitalization, reclassification or similar transaction occurring after the date hereof) have not been sold under this Agreement by the second anniversary of the date of this Agreement (or such earlier date on which the Company terminates this Agreement), the Company shall promptly reimburse the Agents and the Forward Purchasers for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers, incurred in connection with the offering contemplated by this Agreement.

SECTION 6. Conditions of Agents’ and Forward Purchasers’ Obligations. The obligations of the Agents and the Forward Purchasers hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership on the date hereof, any applicable Representation Date and as of each Settlement Date, the performance by the Company and the Operating Partnership of its obligations hereunder, and to the following additional conditions precedent.

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, no suspension of the qualification of the Shares for offering or sale in any jurisdiction or, to the knowledge of the Company, the Operating Partnership, the Agents or the Forward Purchasers, of the initiation or threatening of any proceedings for any of such purposes, has occurred and no proceeding pursuant to Section 8A of the Act has been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and the Subsidiaries taken as a whole, in the judgment of the Agents and the Forward Purchasers, shall occur or become known and no transaction which is material and unfavorable to the Company (other than as referred to in the Registration Statement and Prospectus), in the judgment of the Agents and the Forward Purchasers, shall have been entered into by the Company or any of the Subsidiaries.

(c) The Company shall furnish to the Agents and the Forward Purchasers, at every date specified in Section 4(r) of this Agreement, an opinion of Company Counsel, addressed to the Agents and Forward Purchasers, and dated as of such date, and in form satisfactory to the Agents and the Forward Purchasers (which shall be substantially in the form set forth in Exhibit A hereto).

(d) The Agents and the Forward Purchasers shall have received, at every date specified in Section 4(s) of this Agreement, the favorable opinion of Agents’ and Forward Purchasers’ Counsel, addressed to the Agents and the Forward Purchasers, and dated as of such date, and in the form and substance satisfactory to the Agents and the Forward Purchasers.

(e) The Agents and the Forward Purchasers shall have received, at every date specified in Section 4(u) of this Agreement, a certificate of the Secretary of the Company, dated as of such date, and in the form and substance satisfactory to the Agents and the Forward Purchasers.

(f) At the dates specified in Section 4(v) of this Agreement, the Agents and the Forward Purchasers shall have received from the accountants letters dated the date of delivery thereof and addressed to the Agents and the Forward Purchasers in the form and substance satisfactory to the Agents and the Forward Purchasers.

(g) The Company shall deliver to the Agents and the Forward Purchasers, at every Representation Date specified in Section 4(q) of this Agreement, a certificate of two of its officers to the effect that (i) the representations and warranties of each of the Company and Operating Partnership as set forth in this Agreement are true and correct as of the Representation Date, (ii) each of the Company and the Operating Partnership has performed such of its respective obligations under this Agreement and any Master Confirmation as are to be performed at or before such Representation Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 have been met. The certificate shall also state that the Primary Shares and any Confirmation Shares have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Primary Shares and any Confirmation Shares and the registration by the Company of the sale of any Forward Hedge Shares have been validly and sufficiently taken, and that the Company’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.

(h) All filings with the Commission required by Rule 424 or Rule 433 under the Act shall have been made within the applicable time period prescribed for such filing by Rule 424 and Rule 433, respectively.

(i) The Primary Shares and the maximum number of Confirmation Shares issuable under any Forward Contract shall have been approved for listing on the NYSE, subject to notice of issuance, and all Forward Hedge Shares issued and sold under the Registration Statement remain listed on the NYSE.

(j) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(k) If, between the Time of Sale of any Shares and the corresponding settlement of the sale of such Shares on the scheduled Settlement Date, an event occurs which would result in the failure of any of the conditions described in Sections 6(a) and 6(b), then the Agents, may cause the Company to cancel the sale of all or a portion of such Shares and each of the Agents, the Forward Purchasers and the Company shall be released from any of its obligations under Section 3(h) with respect to such Shares. The Company shall hold the Agents and the Forward Purchasers harmless against any loss, claim, damage or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with the cancellation of any sale pursuant to this Section 6(k).

SECTION 7. Indemnification and Contribution.

(a) The Company and the Operating Partnership, jointly and severally, agree to indemnify, defend and hold harmless the Agents, the Forward Purchasers and their respective affiliates, and their respective directors, officers, employees and agents and any person who controls any of the Agents and the Forward Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), as incurred, which, jointly or severally, the Agents, the Forward Purchasers or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement of a material fact or omission made in conformity with information furnished in writing by or on behalf of the Agents and the Forward Purchasers to the Company or the Operating Partnership expressly for use in, the Registration Statement or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Basic Prospectus, any Prospectus Supplement, any Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement of a material fact or omission made in conformity with information furnished in writing by or on behalf of the Agents and the Forward Purchasers to the Company or the Operating Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus.

(b) Each Agent and Forward Purchaser agrees, severally and not jointly, to indemnify, defend and hold harmless the Company and the Operating Partnership, their respective directors and officers, and any person who controls the Company and the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Agents and the Forward Purchasers to the

Company or the Operating Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Agents and the Forward Purchasers to the Company or the Operating Partnership expressly for use in, the Prospectus Supplement or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus Supplement or a Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company, the Agents or the Forward Purchasers (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 7, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability, as incurred, by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement, and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, the applicable Agents (whether acting as sales agent or forward seller) and the applicable Forward Purchasers from the applicable offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, the applicable Agents (whether acting as sales agent or forward seller) and the applicable Forward Purchasers in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, the applicable Agents (whether acting as sales agent or forward seller) and the applicable Forward Purchasers shall be equal to (i) with respect to the Company and the Operating Partnership, (x) the number of Forward Hedge Shares sold in respect of each Forward under this Agreement, multiplied by the Forward Price (as defined in the relevant Forward Contract) for such Forward, and (y) the aggregate sales price for the Primary Shares sold by the Agents under this Agreement, less the amount of compensation to be paid by the Company to the Agents in connection with the sale of such Primary Shares, (ii) with respect to an Agent acting as a sales agent, the total amount of compensation to be paid by the Company to such Agents in connection with the sale of such Primary Shares, (iii) in the case of an Agent acting as a forward seller, the Forward Seller Commission received by it under this Agreement, and (iv) in the case of a Forward Purchaser, the number of Forward Hedge Shares sold to hedge each Forward Contract executed by it in connection with this Agreement multiplied by the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs) multiplied by the Forward Price (as defined in the relevant Forward Contract) for such Forward Hedge Shares. The relative fault of the Company and the Operating Partnership, the applicable Agents (whether acting as sales agent or forward seller) and the Forward Purchasers shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, the applicable Agents or the applicable Forward Purchasers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company, the Operating Partnership, the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 7, (i) no Agent, acting as a sales agent, shall be required to contribute any amount in excess of the total commissions or discounts received by such Agent in connection with Shares placed or purchased by it for sale to the public, (ii) no Agent, acting as a forward seller, shall be required to contribute any amount in excess of the aggregate Forward Seller Commission received by it under this Agreement and (iii) no Forward Purchaser shall be required to contribute any amount in excess of the number of Forward Hedge Shares sold to hedge each Forward Contract executed by it in connection with this Agreement multiplied by the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs) multiplied by the Initial Forward Price (as defined in the relevant Forward Contract) for the relevant Forward Hedge Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The Company, the Operating Partnership, the Agents and the Forward Purchasers agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

(g) For purposes of this Section 7, each director, officer, employee and agent of any Agent and any Forward Purchaser and each person, if any, who controls or is controlled by or is under common control with any of the Agents or any of the Forward Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as its respective Agent and Forward Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls or is controlled by or is under common control with the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution or the Company or the Operating Partnership, as the case may be.

SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Company and the Operating Partnership contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any the Agents or the Forward Purchasers or any of their respective affiliates or their respective directors, officers, employees or agents or any person (including each director, officer, employee or agent of such person) who controls any of the Agents or the Forward Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Operating Partnership, their respective directors or officers or any person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement with respect to any Agent or any Forward Purchaser in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Shares have been sold through one of the Agents, then Section 4(y) shall remain in full force and effect, (ii) with respect to any pending sale, through one of the Agents on behalf of the Company, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding the termination, (iii) if a Supplemental Confirmation has not been executed and delivered on or prior to such date, then the provisions of this Agreement as they relate to the applicable Master Confirmation shall survive such termination until such time as such Supplemental Confirmation has been executed and delivered pursuant to such Master Confirmation; and (iv) the provisions of Sections 5, 7, 8, 10, 11, 12, 17, 18, 19, 20 and 21 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Agent and Forward Purchaser shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement as to itself in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 17, 18, 19, 20 and 21 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until the earliest of (A) the termination of this Agreement pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties and (B) such date that the Maximum Amount has been sold in accordance with the terms of this Agreement and any Terms Agreements; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5, 7, 8, 10, 11, 12, 17, 18, 19, 20 and 21 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(h) of this Agreement.

SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail, email or facsimile and, (a) if to the Agents, shall be sufficient in all respects if delivered or sent to (i) BTIG, LLC, 65 East 55th Street, New York, NY 10022, Attention: ATM Trading Desk, Email: BTIGUSATMTrading@btig.com; (ii) Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; (iii) Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, North Carolina 28202, Attention: Equity Capital Markets,

Telephone: (980) 287-2734, Email: ECMDesk@regions.com; (iv) Scotia Capital (USA) Inc., Attention: Equity Capital Markets, 250 Vesey Street, 24th Floor, New York, NY 10281, Fax: (212) 225-6653, Email: us.legal@scotiabank.com; (v) Truist Securities, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Fax: (404) 926-5995, Attention: Equity Syndicate Department, dl.atm.offering@truist.com; and (vi) Wells Fargo Securities, LLC, 500 West 33rd Street, New York, NY 10001, Fax: (212) 214-5918 and Attention: Equity Syndicate Department, Email: cmclientsupport@wellsfargo.com and (b) if to the Company, it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 8711 River Crossing Boulevard, Indianapolis, Indiana 46240, Attention: General Counsel, Email: ATMNotices@dukerealty.com. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Agents and the Forward Purchasers, on the one hand, and the Company and the Operating Partnership, on the other hand, and to the extent provided in Section 7 of this Agreement the controlling persons, employees, agents, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from or through the Agents) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12. No Fiduciary Relationship. Each of the Company and the Operating Partnership hereby acknowledges and agrees that each of the Agents and the Forward Purchasers is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s Shares. Each of the Company and the Operating Partnership further acknowledges that each of the Agents and the Forward Purchasers is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis (and, as such, this Agreement is not intended for use by any individual for personal, family, or household purposes), and, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representation or assurances previously or subsequently made by the Agents and the Forward Purchasers, and in no event do the parties intend that any of the Agents and the Forward Purchasers acts or is responsible as an agent or a fiduciary to the Company and the Operating Partnership, its management, shareholders or creditors or any other person in connection with any activity that the Agents and the Forward Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Company’s Shares, either before or after the date hereof. Each of the Agents and the Forward Purchasers hereby expressly disclaims any advisory, fiduciary or similar obligations to the Company and the Operating Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and each of the Company and the Operating Partnership hereby confirms its understanding and agreement that any duties or obligations that the Agents or the Forward Purchasers may have to the Company or the Operating Partnership are limited to those duties and obligations specifically specified herein. Each of the Company and the Operating Partnership hereby acknowledges and agrees that the Agents and the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership. The Company, the Operating Partnership, Agents and the Forward Purchasers agree that the Agent and the Forward Purchasers have not provided and are not providing any business, legal, accounting, regulatory or tax advice with respect to this Agreement to the Company and the Operating Partnership, that each of the Company and the Operating Partnership has consulted its own business, legal, accounting, regulatory and tax advisors to the extent it deems appropriate, and that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any of the Agents and the Forward Purchasers to the Company and the Operating Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company and the Operating Partnership. Each of the Company and the Operating Partnership hereby (x) waives and releases, to the fullest extent permitted by law, any claims that the Company and/or the Operating Partnership may have against any of the Agents and the Forward Purchasers with respect to any breach or alleged breach of any advisory, fiduciary or similar duty to the Company and the Operating Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions and (y) agrees that none of the activities of the Agents and the Forward Purchasers in connection with the transactions contemplated herein constitutes a recommendation or investment advice by the Agents or the Forward Purchasers with respect to any entity or natural person.

SECTION 13. Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Agents and the Forward Purchasers prior to making such disclosures, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any Current Report on Form 8-K or press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

SECTION 14. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

SECTION 15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that an Agent or Forward Purchaser is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that an Agent or Forward Purchaser is a Covered Entity that becomes, or a BHC Act Affiliate of an Agent or Forward Purchaser becomes, subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 16. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 17. Counterparts. This Agreement may be signed by the parties in one or more counterparts and delivered by facsimile transmission, by electronic delivery of a portable document format (PDF) file or by any other method as agreed in writing between parties, and each counterpart when so executed and delivered shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 18. Electronic Signature. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the Shares shall include images of manually executed signatures transmitted by facsimile or other electronic format (including. without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 19. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 20. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 21. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Operating Partnership consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Operating Partnership hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Agents and the Forward Purchasers or any indemnified party. Each of the Agents and the Forward Purchasers and the Company and the Operating Partnership (on their behalf and, to the extent permitted by applicable law, on behalf of their shareholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Operating Partnership agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Operating Partnership and may be enforced in any other courts to the jurisdiction of which the Company and the Operating Partnership is or may be subject, by suit upon such judgment.

SECTION 22. Successors and Assigns. This Agreement shall be binding upon the Agents, Forward Purchasers, the Company and the Operating Partnership and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Operating Partnership’s, the Agents’ and the Forward Purchasers’ respective businesses and/or assets.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Agents and the Forward Purchasers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership, the Agents and the Forward Purchasers. Alternatively, the execution of this Agreement by the Company and the Operating Partnership and its acceptance by or on behalf of the Agents and the Forward Purchasers may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

DUKE REALTY CORPORATION

By:	/s/ Mark A. Denien
Name: Mark A. Denien
Title: Executive Vice President and Chief Financial Officer

DUKE REALTY LIMITED PARTNERSHIP
By:	Duke Realty Corporation, its general partner

By:	/s/ Mark A. Denien
Name: Mark A. Denien
Title: Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

BTIG, LLC, as Agent

By:	/s/ Stephen Ortiz
Name: Stephen Ortiz
Title: Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

JEFFERIES LLC, as Agent and Forward Purchaser

By:	/s/ Will Cowan
Name: Will Cowan
Title: Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

REGIONS SECURITIES LLC, as Agent and Forward Purchaser

By:	/s/ Brit Stephens
Name: Brit Stephens
Title: Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

SCOTIA CAPITAL (USA) INC., as Agent

By:	/s/ John Cronin
Name: John Cronin
Title: Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

THE BANK OF NOVA SCOTIA, as Forward Purchaser

By:	/s/ Michael J Curran
Name: Michael J Curran
Title: Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

TRUIST SECURITIES, INC., as Agent

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

TRUIST BANK, as Forward Purchaser

By:	/s/ Michael Collins
Name: Michael Collins
Title: Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

WELLS FARGO SECURITIES, LLC, as Agent

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

Schedule A

Permitted Free Writing Prospectuses

None as of the date of the Equity Distribution Agreement to which this Schedule is attached.

Sch. A-1

Schedule B

Authorized Company Representatives

James B. Connor, Chairman and Chief Executive Officer, 317-808-6282 (o), james.connor@dukerealty.com

Mark A. Denien, Executive Vice President and Chief Financial Officer, 317-808-6667 (o), mark.denien@dukerealty.com

Mark J. Milnamow, Senior Vice President and Chief Accounting Officer, 317-808-6045 (o), mark.milnamow@dukerealty.com

Christopher L. Donovan, Vice President, Treasurer and Capital Markets, 317-808-6050 (o), chris.donovan@dukerealty.com

Jesse L. Sadowy, Vice President, Treasury, 317 808-6706 (o), Jesse.Sadowy@dukerealty.com

Sch. B-1

Exhibit A

OPINION OF ALSTON & BIRD LLP

(1)

The Company is a corporation validly existing and in good standing under the laws of the State of Indiana. The Company has the corporate power and authority to conduct its business and own, lease, and operate its properties as described in the Prospectus and to enter into and perform its obligations under the Equity Distribution Agreement.

(2)

The Operating Partnership is a limited partnership validly existing under the laws of the State of Indiana. The Operating Partnership has the partnership power and authority to conduct its business and own, lease, and operate its properties as described in the Prospectus, and to enter into and perform its obligations under the Equity Distribution Agreement.

(3)

Each of the Significant Subsidiaries is validly existing and in good standing as a corporation or partnership, as applicable, under the laws of the jurisdiction of its incorporation or formation, as applicable, with corporate or partnership power and authority to conduct its respective business and own, lease and operate its properties as described in the Prospectus.

(4)

Each of the Duke Entities is duly qualified as a foreign partnership or corporation, as applicable, to do business and is in good standing to do business in the jurisdictions indicated on Exhibit A attached hereto, which jurisdictions the Company has informed us are the only jurisdictions where the failure to be so qualified could have a material adverse effect on the Duke Entities taken as a whole.

(5)

To our knowledge, all of the issued and outstanding shares of capital stock of the Company (other than the Shares) have been duly authorized and are validly issued, fully paid, and non-assessable. As of the date hereof, the Company’s authorized capital stock consists of [    ] shares of common stock and [    ] shares of preferred stock.

(6)

To our knowledge, all of the issued and outstanding Units of the Operating Partnership held by the Company (other than those that will be issued in connection with the issuance of the Shares) have been duly authorized and are validly issued, fully paid, and, except as provided under Indiana Code § 23-16-7-8 and except for general partner interests, are non-assessable.

(7)

To our knowledge, all of the issued and outstanding shares of capital stock and partnership interests, as the case may be, of each of the Significant Subsidiaries have been validly issued and fully paid.

(8)

The Primary Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor pursuant to the Equity Distribution Agreement, will be validly issued, fully paid, and non-assessable and will not be subject to any preemptive or similar rights under any provision of the Indiana Business Corporation Law or under the Sixth Amended and Restated Articles of Incorporation of the Company. The terms of the Shares conform in all material respects to all statements and descriptions thereof contained in the Prospectus. The form of stock certificate to be used to evidence the Shares is in the form required by the Indiana Business Corporation Law, the Sixth Amended and Restated Articles of Incorporation of the Company, and the Fifth Amended and Restated Bylaws of the Company.

Exh. A-1

(9)

The Confirmation Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor pursuant to each Forward Contract, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights under any provision of the Indiana Business Corporation Law or under the Sixth Amended and Restated Articles of Incorporation of the Company.

(10)

The Equity Distribution Agreement and each Master Confirmation have been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, as applicable, and the Company and the Operating Partnership, as applicable, have the power and authority to perform their obligations thereunder.

(11)

The execution and delivery of the Equity Distribution Agreement, each Master Confirmation and each Supplemental Confirmation thereunder, the performance of the obligations set forth therein, and the consummation of the transactions contemplated thereby by the Company and the Operating Partnership do not and will not, and if the Company and the Operating Partnership were now to perform their respective obligations under such agreements, their performance would not, result in any:

(a) violation of the Company’s articles of incorporation or bylaws or the Operating Partnership’s certificate of limited partnership or partnership agreement or the similar governing instruments of the Significant Subsidiaries;

(b) violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which, to our knowledge, the Company, the Operating Partnership, the Significant Subsidiaries or their respective assets are subject (except for state or foreign securities laws, as to which we express no opinion);

(c) breach of or default under any material written agreements filed as exhibits pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Act to the Company’s and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2021, or any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K since the date of such Annual Report, to which the Company and/or the Operating Partnership is a party or by which the Company, the Operating Partnership, the Significant Subsidiaries or their respective assets are bound and which we have been advised are the only material agreements to which the Company, the Operating Partnership and the Significant Subsidiaries are a party;

(d) creation or imposition of a contractual lien or security interest in, on or against the Company’s or the Operating Partnership’s or the Significant Subsidiaries’ assets under any material written agreements specified in clause (c) above; or

Exh. A-2

(e) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, the Company, the Operating Partnership, the Significant Subsidiaries or their respective assets are subject.

(12)

Commencing with its taxable year ended December 31, 1999, the Company has been organized, and has operated, in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the present and proposed method of operation (as described in the Prospectus and the Officer’s Certificate) of the Company will permit the Company to continue to so qualify.

(13)

The statements in the Prospectus under the captions “Federal Income Tax Considerations” and “Supplemental Federal Income Tax Considerations,” in each case, as superseded by the discussion contained under the caption “Material U.S. Federal Income Tax Considerations” in Exhibit 99.1 to the Company’s Form 10-K for the year ended December 31, 2021, to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, are correct in all material respects.

(14)	None of the Duke Entities is, or after giving effect to the application of proceeds as described in the Prospectus will be, required to be registered under the 1940 Act.

(15)

No authorization, approval, consent or order of any court or governmental authority or agency or, to our knowledge, any other entity is required to be made or obtained by the Company or the Operating Partnership in connection with the offering, issuance or sale of the Shares pursuant to the Equity Distribution Agreement or any Confirmation Shares under any Forward Contract except such as may be required (a) under the Act or the regulations under the Act (“Rules and Regulations”), or state or foreign securities laws, (b) under real estate syndication laws, (c) by the New York Stock Exchange, and except for authorizations, approvals, consents or orders that have been received prior to the date hereof.

(16)

The Prospectus Supplement and the Basic Prospectus, in each case excluding the documents incorporated by reference therein (and other than the financial statements and supporting schedules and other financial and statistical data included therein, as to which we express no opinion), complied as to form, when so filed, in all material respects with the requirements of the Act and the Rules and Regulations.

(17)

The documents (other than the financial statements and supporting schedules and other financial and statistical data included therein, as to which we express no opinion) incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended and the regulations thereunder.

(18)

The Registration Statement is effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission.

Exh. A-3

(19)

At the latest time the Registration Statement became effective and as of the date hereof, the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein (and other than the financial statements and supporting schedules and other financial and statistical data included therein, as to which we express no opinion), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

(20)

To our knowledge, there are no legal or governmental proceedings pending or threatened against any of the Duke Entities which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein.

(21)

The information in the Prospectus under the headings “Duke Realty and the Operating Partnership,” “The Company,” “Description of Common Stock,” to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions is materially correct.

(22)

To our knowledge, there are no statutes, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments which are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto by the Rules and Regulations other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are materially correct, and, to our knowledge, no material default by any of the Duke Entities exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

(23)

To our knowledge, except as disclosed in the Prospectus and except for persons who received Units in connection with transactions with the Operating Partnership, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the Act.

(24)	The Company satisfies all conditions and requirements for filing the Registration Statement on Form S-3ASR under the Act and the Rules and Regulations as set forth in the Commission’s Form S-3ASR.

Because of the inherent limitations in the independent verification of factual matters, and because of the character of the determinations involved in the preparation of the Prospectus, we are not passing upon and do not assume any responsibility for, and make no representation that we have independently verified the accuracy, completeness or fairness of the information contained in the Registration Statement, the Basic Prospectus, or the Prospectus or any Permitted Free Writing Prospectus (except as and to the extent stated in subparagraph 13 and 21 above). However, in the course of our review of the Equity Distribution Agreement and our participation in conferences with officers and other representatives of the Duke Entities, independent public accountants for the Duke Entities and the Agents and the Forward Purchasers named in the Equity Distribution Agreement and their counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and in the preparation of the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus,

Exh. A-4

nothing has come to our attention that leads us to believe that (i) the Registration Statement, at its most recent effective date under the Act (excluding the financial statements and supporting schedules and other financial data included or incorporated by reference therein, as to which we express no belief), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus or any supplement thereto (excluding the financial statements and supporting schedules and other financial data included or incorporated by reference therein, as to which we express no belief), as of its date or the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This opinion letter is provided to you for your use solely in connection with the transactions contemplated by the Equity Distribution Agreement and may not be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose without our express written consent or used in any other transaction or context, except that Clifford Chance US LLP may rely on our opinions set forth in numbered paragraphs (1), (2), (8) and (9) as to matters under the Indiana Business Corporation Law and the Indiana Revised Uniform Limited Partnership Act and our opinions set forth in numbered paragraphs (8) and (9) regarding due authorization of the Shares by the Company for purposes of rendering its opinion letter to you pursuant to Section 6(c) of the Equity Distribution Agreement. The only opinions rendered by us in this opinion letter consist of those matters set forth in numbered paragraphs (1) – (24) hereof, and no opinion may be implied or inferred beyond those opinions expressly stated herein. This opinion letter is rendered as of the date hereof and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Equity Distribution Agreement to which this Exhibit is attached.

Exh. A-5

Exhibit B

Form of Master Confirmation

Exh. B-1

Exhibit C

Form of Forward Instruction Notice

From:	Duke Realty Corporation
Cc:	Duke Realty Limited Partnership
To:	[Agent]
Subject:	Forward Instruction Notice

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated as of [•] (the “Equity Distribution Agreement”), among Duke Realty Corporation, an Indiana corporation (the “Company”), Duke Realty Limited Partnership, an Indiana limited partnership and direct subsidiary of the Company (the “Operating Partnership”), and among other parties, [Forward Seller], as sales agent, forward seller and/or principal (in any such capacity, an “Agent”), and [Forward Purchaser], as forward purchaser (in such capacity, a “Forward Purchaser”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Equity Distribution Agreement or the Form of Master Confirmation set forth in Exhibit B (the “Form Confirmation”) to the Equity Distribution Agreement.

The Company desires to enter into a Forward, including a related Forward Contract substantially consistent with the Form Confirmation, in each case on the following terms:

Forward Hedge Selling Period:	[•]-[•]

[Designated Forward Hedge Shares:]	[•]

[Aggregate Maximum Forward Hedge Amount:]	$[•]

Minimum Share Price:[1]	$[•]

Forward Seller Commission Rate:	[•]%

Spread:	[•]%

Time Period for any “Additional Adjustment”:	[•] consecutive Scheduled Trading Days

Initial Stock Loan Fee:	[•]%

Maximum Stock Loan Fee:	[•]%

Maturity Date:	[•], 20[•]

[1]	Adjustable by the Company during the Forward Hedge Selling Period.

Exh. C-1

Forward Price Reduction Dates / Amounts ($):	[•], 20[•] / $[•] [•], 20[•] / $[•] [•], 20[•] / $[•] [•], 20[•] / $[•]

Other Deviations from the Form Confirmation:	[•]

Very truly yours,

DUKE REALTY CORPORATION

By:
Name:
Title:

Exh. C-2